EXHIBIT 4(f)










                          FIFTH MODIFICATION AGREEMENT
                          ----------------------------
FIFTH MODIFICATION AGREEMENT ("AGREEMENT") ENTERED INTO AS OF THE 11TH DAY OF JUNE, 2001 BY AND BETWEEN KABLE NEWS COMPANY, INC., AN ILLINOIS CORPORATION ("BORROWER"), AMREP CORPORATION, AN OKLAHOMA CORPORATION ("PARENT"), KABLE NEWS EXPORT, LTD., A DELAWARE CORPORATION, KABLE NEWS COMPANY OF CANADA LTD., AN ONTARIO, CANADA CORPORATION, KABLE NEWS INTERNATIONAL, INC., A DELAWARE CORPORATION, KABLE FULFILLMENT SERVICES OF OHIO, INC., A DELAWARE CORPORATION, DISTRIBUNET INC., A DELAWARE CORPORATION AND MAGAZINE CONNECTION INC., A DELAWARE CORPORATION (COLLECTIVELY REFERRED TO HEREIN AS "SUBSIDIARIES" AND BORROWER, PARENT AND SUBSIDIARIES COLLECTIVELY REFERRED TO HEREIN AS "BORROWING PARTIES"), AND AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO INDIVIDUALLY AND AS AGENT ("AGENT") FOR HELLER FINANCIAL, INC. ("HELLER"), FIFTH THIRD BANK, CHICAGO FORMERLY KNOWN AS OLD KENT BANK ("FIFTH THIRD"), NATIONAL CITY BANK OF MICHIGAN/ILLINOIS ("NATIONAL CITY") AND FIRST BANK ("FIRST BANK") (AGENT, HELLER, FIFTH THIRD, NATIONAL CITY AND FIRST BANK COLLECTIVELY REFERRED TO HEREIN AS "LENDERS")
                               W I T N E S S E T H
                               - - - - - - - - - -
WHEREAS, Borrower has executed that certain Loan Agreement dated September 15, 1998 as modified by that certain Modification Agreement ("First Modification") dated July 7, 1999, that certain Second Modification Agreement ("Second Modification") dated June 29, 2000, that certain Third Modification Agreement ("Third Modification") dated December 15, 2000 and that certain Fourth Modification Agreement ("Fourth Modification") dated March 16, 2001 (the "Loan Agreement") relating to certain Loans ("Loans") made by Lenders to Borrower, to wit, a certain Forty Million and No/100 Dollar ($40,000,000.00) Secured Revolving Credit Facility, a certain One Million Two Hundred Thousand and No/100 Dollar ($1,200,000.00) Secured Term Loan and a certain One Million Five Hundred Thousand and No/100 Dollar ($1,500,000.00) Secured Term Loan; and

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     WHEREAS,  the  Loans are  evidenced  by Notes  (the  "Notes")  executed  by
Borrower and delivered to the Lenders; and

     WHEREAS, in connection with the Loans, Borrower and each Subsidiary have executed and delivered certain Security Agreements ("Security Agreements"); and

     WHEREAS, in connection with the Loans, Borrower has executed and delivered that certain Trademark Collateral Assignment and Security Agreement ("Trademark Assignment"); and

     WHEREAS, in connection with the Loans, Parent and each Subsidiary have executed and delivered those certain Guaranties ("Guaranties"); and

     WHEREAS, in connection with the Loans, Parent has executed and delivered that certain Stock Pledge Agreement ("Stock Pledge"); and

     WHEREAS, Borrower has failed to comply with Section 6.24.2 of the Loan Agreement (the "Financial Covenant Non Compliance") and Lenders have granted a limited waiver of the Financial Covenant Non Compliance pursuant to the Fourth Modification and at the time of the execution of the Fourth Modification there was also executed by Borrower and delivered to Lender a certain Note Pledge Agreement ("Note Pledge Agreement") dated March 16, 2001 pledging to Agent for the ratable benefit of the Lenders that certain Note ("Pledged Note") dated March 16, 2001 in the original principal amount of Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00) executed by Parent and payable to Borrower (the Loan Agreement, Notes, Security Agreements, Trademark Assignment, Guaranties, Stock Pledge Agreement and Note Pledge Agreement together with the First Modification, Second Modification, Third Modification, Fourth Modification, this Agreement and the herein defined Additional Loan Documents are collectively referred to herein as the "Loan Documents"); and

     WHEREAS, subsequent to the execution of the Fourth Modification, Borrowing Parties and Agent on behalf of the Lenders have executed that certain Forbearance Agreement ("Forbearance Agreement") dated April 30, 2001 which among other matters provided that Lenders would forbear from exercising all their rights and remedies under the Loan Documents as a result of certain "Existing Defaults" as defined in the Forbearance Agreement for a limited period of time but for no later than May 31, 2001 (the "Forbearance Period"); and

     WHEREAS the Forbearance Period has now expired and Lenders and Borrowing Parties are desirous of setting forth the terms of their continued relationship as borrower and lenders as restructured and modified (the "Loan Restructuring") in accordance with and on the conditions as set forth herein.

     NOW THEREFORE, in consideration of the mutual premises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

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     IT IS AGREED:

     1. Preambles. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

     2. Defined Terms. To the extent not otherwise defined herein to the contrary, all capitalized terms and/or phrases used in this Agreement shall have the respective meanings assigned to them in the Loan Documents.

     3. Continued Loan Relationship and Loan Restructuring. Borrowing Parties and Lenders hereby agree that they will continue their loan relationship in accordance with the Loan Documents conditioned however on:

          (a) An amendment of the Loan Documents which restructures the terms of the Loans as set forth hereafter in this Agreement,

          (b) The delivery by Borrowing Parties of the Additional Loan Documents as set forth in Paragraph 4 hereof, and

          (c) Borrowing Parties compliance with all the other terms and conditions of this Agreement.

     4. Additional Loan Documents. Borrowing Parties will execute and deliver or cause the following documents (the "Additional Loan Documents") to be delivered to Agent on behalf of the Lenders in a form and content acceptable to Agent and its counsel:

          Contemporaneously with the execution of this Agreement:

          (a) Mortgage or Deed of Trust (the "Colorado Mortgage") encumbering a certain parcel of vacant land, located in Douglas County, Colorado (the "Colorado Property") executed by Amrepco, Inc., a Colorado corporation ("Amrepco").

          (b) Collateral Assignment ("Amrepco Assignment") of all right, title and interest of Amrepco under (i) that certain Escrow Agreement (the "Collateral Escrow Agreement") relating to the sale of the Colorado Property to Penrose Island Development, LLC ("Penrose"), (ii) that certain Purchase and Sale Agreement ("Colorado Sale Agreement") dated April 27, 2001 and all amendments thereto between Amrepco and Scott L. Carlson and subsequently assigned by Scott L. Carlson to Penrose and (iii) that certain note dated April 30, 2001 in the original principal amount of Six Million Nine Hundred Seventy Thousand Four Hundred and No/100 Dollars ($6,970,400.00) executed by Penrose and payable to Amrepco and collateral assignment of deed of trust relating to the Pledged Note executed by Amrepco ("Deed of Trust Assignment").

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          (c) ALTA mortgage loan policy from a title company acceptable to Agent insuring the lien of the Colorado Mortgage on the Colorado property in a form and content acceptable to Agent and its counsel.

          (d) ALTA survey of the Colorado Property in a form and content acceptable to Agent and its counsel.

          (e) Mortgage or Deed of Trust and Assignment of Rents (the "Illinois Mortgage") encumbering those certain parcels of real estate and improvements thereon located in Ogle County, Illinois (the "Illinois Property") executed by Borrower.

          (f)  Mortgage  or Deed of Trust and  Assignment  of Rents  (the  "Ohio
     Mortgage") encumbering those certain parcels of real estate and improvements thereon located in Marion County, Ohio (the "Ohio Property") executed by Kable Fulfillment Services of Ohio, Inc., a Delaware corporation ("Fulfillment").

          (g) Environmental report in a form and content acceptable to Agent on the Colorado Property.

          (h) UCC-1 Financing Statements executed by Amrepco, Borrower, Fulfillment and Magazine Connection Inc. ("Connection"), a Delaware corporation relating to the Amrepco Assignment, Colorado Mortgage, Illinois Mortgage, Ohio Mortgage, as well as the Amendment of the Trademark
     Assignment and Trademark Assignment Agreement described in (l) and (m) below.

          (i) Consent Letter from Wells Fargo addressed to Agent consenting to the transfer by Amrepco of Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00) from the proceeds of the sale of the Colorado Property to Parent free and clear of any claim of Wells Fargo for use in satisfying in full the payment of the Parent Note as defined in the Loan Agreement.

          (j) Flood Plain Certificates for the Colorado Property, Illinois Property and Ohio Property.

          (k) UCC-1 Financing Statements executed by Magazine Connection Inc. for filing in Illinois and Texas.

          (l) Amendment of the Trademark Assignment executed by Borrower to reflect the addition of a new trademark to wit "Magazine Connection".

          (m) Trademark Assignment Agreement executed by Connection.

          (n) Copies of all documents of record affecting the Colorado Property.

          (o) Certificates of insurance showing Agent as mortgagee and lender loss payee relating to the Ohio Property and Illinois Property.

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          (p)   Environmental   Indemnity   Agreements   executed  by  Borrower,
     Fulfillment and Amrepco relating to the Illinois Property, Ohio Property and Colorado Property respectively.

          (q) Corporate certificates with attached (i) certified copy of Articles of Incorporation, (ii) By-laws, (iii) certificate of incumbency,
     (iv) current good standing certificate and (v) corporate resolutions for all Borrowing Parties and Amrepco.

          (r) Opinion letters from counsel to Borrowing Parties and Amrepco in a form and content acceptable to Agent and its counsel.

          And by no later than July 15, 2001:

               (i) ALTA mortgagee loan policy from a title company acceptable to Agent insuring the lien of the Illinois Mortgage on the Illinois Property in a form and content acceptable to Agent and its counsel.

               (ii) ALTA Survey of the Illinois Property in a form and content acceptable to Agent and its counsel.

               (iii) ALTA Loan Policy from a title company acceptable to Agent insuring the lien of the Ohio Mortgage on the Ohio Property in a form and content acceptable to Agent and its counsel.

               (iv) ALTA Survey of the Ohio Property in a form and content acceptable to Agent and its counsel.

               (v) Current UCC, tax and judgment lien searches for all Borrowing Parties and Amrepco showing no matters unacceptable to Agent.

               (vi) Environmental reports in a form and content acceptable to Agent on the Illinois Property and Ohio Property.

               (vii) Copies of all documents of record affecting the Illinois Property.

               (viii) Copies of all documents of record affecting the Ohio Property.

     5. Modification of Loan Agreement. It is hereby agreed that the Loan Agreement be and hereby is modified as follows effective as of the date of this
Agreement:

          (a) The definition of "Facility Termination Date" is hereby restated to read:

               "Facility Termination Date" means July 31, 2001. However, said Facility Termination Date will be automatically extended to
               (i) September 30, 2001 if by no later than July 31, 2001, the principal balance of the Revolving Loan outstanding is permanently reduced to Twenty Five Million Six Hundred Thousand and No/100 Dollars ($25,600,000.00), and further extended,


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               (ii) to  May 1,  2002 if by no  later  than  September 30,  2001,
               Parent has repaid the full principal amount of Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00) due on the Parent Note to Borrower ("Parent Repayment") and the full amount of said Parent Repayment has been paid to Agent for the ratable benefit of all Lenders to reduce the then outstanding principal balance of the Revolving Loan."

          (b) The definition of "Revolving Loan Commitment" is hereby restated to read:

               "Revolving Loan Commitment" means that portion of the Aggregate Commitment equal to (i) Thirty Million and No/100 Dollars ($30,000,000.00) for the period commencing June 11, 2001 to and including July 30, 2001 ("First Period") but permanently reduced to Twenty Five Million Six Hundred Thousand and No/100 Dollars ($25,600,000.00) on the day of receipt by Agent of the full Parent Repayment if said Parent Repayment is received during the First Period; (ii) Twenty Five Million Six Hundred Thousand and No/100 Dollars ($25,600,000.00) for the period from July 31, 2001 to December 30, 2001 ("Second Period"); (iii) Twenty Three Million Five Hundred Thousand and No/100 Dollars ($23,500,000.00) for the period from December 31, 2001 to April 29, 2002 ("Third Period"); and (iv) Twenty Million Five Hundred Thousand and No/100 Dollars ($20,500.000.00) for the period from April 30, 2002 and at all times thereafter ("Fourth Period"). The amounts of the Revolving Loan Commitment stated in the Second Period, Third Period and Fourth Period above shall all automatically be permanently reduced by Five Hundred Thousand and No/100 Dollars ($500,000.00) upon receipt by Borrower of the Imaging Lease Financing."

          (c) The following  additional  definitions are hereby added to Article
     I:

               "Imaging Project" means the acquisition by Borrower of certain Banctec Transports, file servers, workstations, licenses and professional services and other miscellaneous costs not to exceed in the aggregate One Million Nine Hundred Forty Seven Thousand and No/100 Dollars ($1,947,000.00.)"

               "Imaging Lease Financing" means receipt of funds from a third-party lender or lenders for lease or conventional financing for a portion of the Imaging Project in an aggregate amount of at least One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00)."

               "Parent Note" means that certain Note dated March 16, 2001 executed by Parent payable to Borrower in the original principal amount of Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00)."

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          (d) Section 2.17 of the Loan Agreement is hereby restated to read:

               "2.17 Limitation on Outstanding Amount of Revolving Loan. At no time shall the outstanding amount of the Revolving Loan exceed the lesser of (x) the then Revolving Loan Commitment or
               (y) (i) for the period from June 11, 2001 to the date of the receipt of the Parent Repayment by Agent eighty percent (80%) of the Eligible Accounts, (ii) from the date of the receipt by Agent of the Parent Repayment to December 30, 2001, seventy-five percent (75%) of the Eligible Accounts, and (iii) from December 31, 2001 through May 1, 2002, seventy percent (70%) of the Eligible Accounts."

          (e) The following sentence is hereby added to Section 6.1(ii) of the Loan Agreement:

               "Said interim monthly financial statements shall include monthly balance sheets, profit and loss statements, and cash flow statements prepared in accordance with GAAP (but without the full footnotes GAAP calls for) and a direct gross margin contribution report by line of business for the Borrower and each Subsidiary."

          (f) In  addition  to all other  reporting  requirements  contained  in
     Section 6.1 of the Loan Agreement, the following additional reporting requirement is hereby added:

               "(xv) Within twenty-five (25) days of the end of each fiscal quarter of Borrower, a financial report on the results of the Investments, as defined in the Second Modification Agreement dated June 29, 2000 in a form and content acceptable to Agent."

          (g) Section 6.14(vii) of the Loan Agreement is hereby restated to read:

               "(vii) Loans to publishers evidenced by promissory notes which shall bear interest on the unpaid principal balance as well as advances or loans to publishers for movie tie-ins even if not evidenced by a promissory note but all of which shall not exceed One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) in the aggregate. The name of each publisher and the amounts of said loans or advances shall be included in the monthly Compliance Certificate required to be delivered under
               Section 6.1(x) hereof."

          (h) The phrase "(a) may pay to the Parent on a quarterly basis an amount not to exceed fifty percent (50%) of the Borrower's Consolidated Net Income after provision for income taxes for the preceding fiscal quarter, as shown on the Borrower's financial statements, provided, however, that at the end of any fiscal year the aggregate of such quarterly payments shall not exceed fifty percent (50%) of the Borrower's Consolidated Net Income after provision for income taxes for such fiscal year" is hereby deleted from Section 6.10 of the Loan Agreement.

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          (i) Section  6.14(viii)  of the Loan  Agreement is hereby  restated to read:

               "(viii) Loans or advances to Parent or any Affiliate not exceeding in the aggregate (x) One Hundred Thousand and No/100 Dollars ($100,000.00) plus (y) the principal balance of the Parent Note until repaid, plus (z) amounts lent or advanced to the Parent to pay state and federal taxes attributable to its ownership of Borrower and Subsidiaries."

          (j) Section 6.24.2 of the Loan Agreement is hereby restated to read:

               "6.24.2 Consolidated Cash Flow Coverage. The Borrower will maintain a Consolidated Cash Flow Coverage Ratio calculated on a trailing twelve month basis at all times equal to the following ratios for the periods indicated:

                    Period                                        Ratio

               From May 31, 2001 to                      Not less than .6 to 1.
               July 31, 2001

               From August 1, 2001 to                    Not less than .65 to 1.
               September 30, 2001

               From October 1, 2001 to                   Not less than .75 to 1.
               November 30, 2001

               From December 1, 2001 to                  Not less than .85 to 1.
               December 31, 2001

               From January 1, 2002 to                   Not less than 1.5 to 1.
               March 31, 2002

               From April 1, 2002 to                     Not less than 2. to 1."
               May 1, 2002

          (k) Section 6.24.3 of the Loan Agreement is hereby restated to read:

               "6.24.3 Consolidated Tangible Net Worth. The Borrower will maintain the following minimum Consolidated Tangible Net Worth amounts at all times during the following periods:


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                                                           Consolidated Tangible
                      Period                                      Net Worth

               From May 31, 2001 to                             $8,000,000.00
               October 30, 2001

               From October 31, 2001 to                         $8,500,000.00
               January 30, 2002

               From January 31, 2002 to                         $9,000,000.00
               April 29, 2002

               From April 30, 2002 and                          $9,500,000.00"
               thereafter

               For the purpose of determining Consolidated Tangible Net Worth under this Section, the principal balance of the Parent Note will not be excluded.

          (l) Section 6.14(v) is hereby deleted from the Loan Agreement.

          (m) The following additional covenants are hereby added to Article VI of the Loan Agreement.

               "6.27 Limitation of Investments in Connection. During the period from May 1, 2001 to April 30, 2002 the sum of all "Connection Investments" by Borrower or any of its Subsidiaries in Connection shall not exceed Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00). As used herein the term "Connection Investments" means the aggregate of all (a), capital contributions to Connection in the form of cash or property for any purpose, (b) loans for any purpose to Connection, (c) any guaranty of any debt of Connection, (d) a pledge of any assets of Borrower or any of its Subsidiaries to secure any debt of Connection, (e) cash paid or property transferred to acquire any ownership interest in or the right to acquire any ownership interest in Connection, and
               (f) cash advances to Connection to fund operating losses of Connection. The determination of the value of any property used in calculating the amount of the Connection Investments shall be done by Agent in its sole discretion. Borrower further agrees that in addition to all other matters to be shown on the Compliance Certificate that there also shall be shown thereon in a form and content acceptable to Agent the amount of the outstanding Connection Investments.

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               6.28   Limitations  on  Investments  in  the   Partnerships   and
               Management. Notwithstanding anything to the contrary contained in this Agreement, during the period from May 1, 2001 to April 30, 2002, Borrower and Subsidiaries of Borrower shall not make Investments, as said term is defined in Paragraph 4 of the Second Modification Agreement dated June 29, 2000 entered into and between Agent, Borrower and all Subsidiaries of Borrower, in the Partnerships or Management which exceed in the aggregate Five Hundred Thousand and No/100 Dollars ($500,000.00.)"

          (n) The reference to "50 Basis Points" contained in the Pricing Schedule attached to the Loan Agreement is hereby changed to "100 Basis Points".

          (o) In addition to all other Defaults contained in Article VII of the Loan Agreement the following events shall also constitute a Default under the Loan Agreement:

               "7.22 Failure of Borrower, Parent or any Subsidiary to fulfill any of the terms and conditions contained in that certain Fifth Modification Agreement ("Fifth Modification") dated June 11, 2001 executed by Agent, Borrower, Parent and Subsidiaries.

               7.23 A default or event of default  occurs  under the  Additional
               Loan   Documents   as  said   term  is   defined   in  the  Fifth
               Modification."

     6. Conditions Precedent. Agent's execution of the present Agreement on behalf of all Lenders and their agreement to the terms and conditions hereof is expressly conditioned on the delivery to Agent of the following documents in a form and content acceptable to Agent and its counsel:

          (a) Duplicate counterparts of this Agreement executed by the Borrowing Parties,

          (b) Payment of the Extension Fee,

          (c) Delivery of the Additional Loan Documents,

          (d) Payment of all Costs.

     7. Extension Fee. In consideration of Lenders entering into the present Agreement and modifying and restructuring the Loans as described herein, Borrower shall pay to Agent for the ratable benefit of all Lenders an extension fee (the "Extension Fee") equal to Seventy Five Thousand and No/100 Dollars ($75,000.00) contemporaneously with the execution of this Agreement.

     8. Release of Colorado Mortgage, Amrepco Assignment and Deed of Trust Assignment. Agent shall cause North American Title Company as escrow agent to release the Colorado Mortgage, Amrepco Assignment and Deed of Trust Assignment upon the payment to Agent for the ratable benefit of all Lenders the full amount of the Parent Note equaling Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00).

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

     9. Release of Ohio Mortgage. Provided no Default or Unmatured Default then exists, Agent shall release the Ohio Mortgage contemporaneously with the sale of the Ohio Property to a third party by Fulfillment in an arms-length transaction (the "Bona Fide Sale") but only on the conditions that:

          (a) All the net proceeds ("Net Proceeds") of the Bona Fide Sale shall be deposited with Agent for the ratable benefit of all Lenders and only released to Fulfillment to pay for expenses for leasehold improvements to Fulfillment's business location in Ohio, and

          (b) Agent for the ratable benefit of all the Lenders is given a valid first lien on all said leasehold improvements to be evidenced by such documents as may be required by Agent and its counsel.

To the extent said Net Proceeds are not used for the aforesaid leasehold improvements, they shall be paid to Agent for the ratable benefit of all Lenders and the then amount of the Revolving Loan Commitment reduced by the amount of said application.

     10. Costs. Concurrently with the execution of this Agreement, Borrower shall pay or cause to be paid to Agent in immediately available funds all fees and expenses of Lenders relating to this Agreement and the transactions contemplated herein, including, without limitations, reasonable fees and expenses of Agent's counsel (the "Costs").

     11. Other Loan Documents Modifications. All Loan Documents are hereby deemed amended and modified to provide that any and all references to any Loan Documents therein are hereby deemed to be references to said Loan Documents as modified by this Agreement.

     12. Other Documents. At Agent's request, the Borrowing Parties hereby agree to execute and deliver promptly to Agent such other documents as Agent, in its reasonable discretion, shall deem necessary or appropriate to evidence the transactions contemplated herein.

     13. Reaffirmation. The Borrowing Parties do hereby reaffirm each and every covenant, condition, obligation and provision set forth in the Loan Documents, as modified hereby. The Borrowing Parties hereby restate and reaffirm all of the warranties and representations contained in the Loan Documents, as modified hereby, as being true and correct as of the date hereof.

     14. References. All references herein to any of the Loan Documents shall be understood to be to the Loan Documents as modified hereby. All references in any of the Loan Documents to any other one or more of the Loan Documents shall hereafter be deemed to be to such document(s) as modified hereby.

     15. No Defense, Counterclaims. Each Borrowing Party hereby represents and warrants to, and covenants with, Lenders that as of the date hereof, (a) each


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

Borrowing Party has no defenses, offsets or counterclaims of any kind or nature whatsoever against any Lender with respect to the Loans or any of the Loan
Documents, or any action previously taken or not taken by any Lender with respect thereto or with respect to any security interest, encumbrance, lien or collateral in connection therewith to secure the liabilities of each Borrowing Party, and (b) that the Lenders have fully performed all obligations to each Borrowing Party which it may have had or has on and of the date hereof.

     16. Release. Without limiting the generality of the foregoing, each Borrowing Party, on its own behalf and on the behalf of its representatives, partners, shareholders, subsidiaries, affiliated and related entities, successors and assigns (hereinafter collectively referred to as the "Borrowing Group" and as to the Borrowing Group, each Borrowing Party represents and warrants that it has the right, power and authority to waive, release and forever discharge on behalf of the Borrowing Group, the "Bank Group" as hereinafter defined) waives, releases and forever discharges each Lender, and their respective officers, directors, subsidiaries, affiliated and related companies or entities, agents, servants, employees, shareholders, representatives, successors, assigns, attorneys, accountants, assets and properties, as the case may be (together hereinafter referred to as the "Bank Group") from and against all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, obligations, liabilities, costs, expenses, losses, damages, judgments, executions, claims and demands, of whatsoever kind or nature, in law or in equity, whether known or unknown, whether or not concealed or hidden, arising out of or relating to any matter, cause or thing whatsoever, that any of the Borrowing Group, jointly or severally, may have had, or now have or that may subsequently accrue against the Bank Group by reason of any matter or thing whatsoever arising out of or in way connected to, directly, or indirectly, the Loans and/or any of the Loan Documents through the date hereof, Each Borrowing Party acknowledges and agrees that Lenders are specifically relying upon the representations, warranties, covenants and agreements contained herein and that such representations, warranties, covenants and agreements constitute a material inducement to enter into this Agreement.

     17. No Custom. This Agreement shall not establish a custom or waive, limit or condition the rights and remedies of Lenders under the Loan Documents, all of which rights and remedies are expressly reserved.

     18.  Reaffirmation  of  Loan  Documents,  No  Novation.  Except  as  may be
expressly set forth herein to the contrary, the Loan Documents remain unmodified, and all other terms and conditions thereof remain in full force and effect. Notwithstanding anything to the contrary contained herein, Borrowing Parties and Lenders expressly state, declare and acknowledge that this Agreement is intended only to modify each Borrowing Party's continuing obligations in the manner set forth herein, and is not intended as a novation of any and all amounts presently due and owing from any Borrowing Party to Lenders.

     19. Captions; Counterparts. The captions used herein are for convenience of reference only and shall not be deemed to limit or affect the construction and interpretation of the terms of this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one Agreement.

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

     20. Choice of Law and Severability. This Agreement shall be governed and construed under the laws of the State of Illinois. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and the provisions of this Agreement shall be severable in any such instance.









(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK AND THE SIGNATURES BEGIN ON THE NEXT PAGE.)


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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          BORROWER:

                                          KABLE NEWS COMPANY, INC.,
                                          an Illinois corporation


                                          By:         /s/ Michael P. Duloc

                                          Title:   President

PARENT:                                      KABLE NEWS INTERNATIONAL, INC., a
                                             Delaware corporation
AMREP CORPORATION, an Oklahoma
corporation
                                             By:    /s/ Michael P. Duloc

By:     /s/ Peter M. Pizza                   Title:  President

Title:  Vice President

                                             KABLE FULFILLMENT SERVICES OF
                                             OHIO, INC., a Delaware corporation
SUBSIDIARIES:

KABLE NEWS EXPORT, LTD., a Delaware          By:    /s/ Bruce Obendorf
corporation
                                             Title:  Vice President

By:     /s/ Michael P. Duloc

Title:  President

                                             DISTRIBUNET INC., a Delaware
                                             corporation

KABLE NEWS COMPANY OF CANADA LTD.,
an Ontario, Canada corporation               By:    /s/ Michael P. Duloc

                                             Title:  President
By:     /s/ Michael P. Duloc

Title:  President
                                             MAGAZINE CONNECTION INC., a
                                             Delaware corporation


                                             By:    /s/ Michael P. Duloc

                                             Title:  President

LENDERS:


AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Agent and Lender

By:               /s/ Susan B Kreusi

Title:            First Vice President

FIFTH THIRD BANK, CHICAGO


By:               /s/ Jeffrey S. Armstrong

Title:            Vice President



NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

By:               /s/ Elizabeth Brandt

Title:            Vice President



FIRST BANK


By:               /s/ Joseph D. Pauge

Title:            Vice President


HELLER FINANCIAL, INC.


By:               /s/ Dennis Graham

Title:            Assistant Vice President


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